UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2019

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On October 24, 2019,  NextDecade Corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Ninteenth Investment Company LLC, an affiliate of Mubadala Investment Company PJSC (the “Purchaser”), pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase, an aggregate of $50.0 million of shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”).  The offering of the Shares (the “Offering”) and the other transactions contemplated by the Common Stock Purchase Agreement will close after all of the closing conditions set forth in the Common Stock Purchase Agreement have been satisfied or waived, or such other date as may be agreed by mutual consent of the parties (the “Closing Date”).

The Company is conducting the offering in reliance on the exemption from the registration requirements provided by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable Securities Act exemptions available to the Company.

Purchase Price.  The purchase price of the Shares is $6.27 per share, for an aggregate purchase price of $50.0 million (the “Purchase Price”).

Number of Shares of Common Stock on Closing Date.  The Purchaser has agreed to purchase 7,974,482 Shares for the Purchase Price on the Closing Date.

Circumstances That May Result in Issuance of Additional Shares to Purchaser.  The Company has agreed to issue to the Purchaser an additional 398,724 shares of Common Stock on each of January 1, 2021 and July 1, 2021 if (i) FID (as defined below) does not occur on or before each of such dates and (ii) the Purchaser has not disposed of or transferred any of the Shares acquired under the Common Stock Purchase Agreement prior to each of such dates.

The term “FID” means the Board of Directors of the Company (the “Board”) has affirmatively voted or consented to undertake construction of the liquefied natural gas (“LNG”) liquefaction and export facility to be located on the U.S. Gulf Coast known as the Rio Grande LNG Project and the Company has given a full notice to proceed under a fixed price, date certain engineering, procurement and construction contract with respect to the construction of such facility.

Representations, Warranties and Covenants.  The Common Stock Purchase Agreement contains customary representations, warranties and covenants from the Company and the Purchaser.

Use of Proceeds. Proceeds from the Offering will be used by the Company for development activities related to the liquefaction of natural gas and the sale of LNG in international markets, including development activities related to the Rio Grande LNG Project and an associated 137-mile Rio Bravo pipeline to supply gas to the Rio Grande LNG Project; development activities related to an approximate 1,000-acre site near Texas City, Texas for a second potential LNG terminal; and development activities conducted in overseas locations in direct support of the Company’s businesses.

Closing Conditions. The obligations of the Company and the Purchaser to consummate the transactions contemplated by the Common Stock Purchase Agreement are subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the accuracy of representations and warranties, (ii) the execution and delivery of the additional agreements described below in the paragraph titled “Other Agreements” and (iii) the parties having received clearance by the Committee on Foreign Investment in the United States (“CFIUS”) on the transactions contemplated by the Common Stock Purchase Agreement or the parties determining, to each of their reasonable satisfaction, that CFIUS clearance is not required under applicable law for the transactions contemplated by the Common Stock Purchase Agreement.

Termination. The Common Stock Purchase Agreement may be terminated prior to the closing of the Offering by the Company or the Purchaser in the event that (i) any of the closing conditions fail to be satisfied, which failure cannot be cured or is not cured before the earlier of 15 business days after receipt of written notice thereof or the Closing Date, (ii) the breach of any representation or warranty in any material respect or the breach of any covenant in any material respect by the other party and, if such breach is curable, it is not cured before the earlier of 15 business days after receipt of written notice thereof or the Closing Date, or (iii) any governmental authority enters a final order declaring the Common Stock Purchase Agreement or any material portion thereof to be unenforceable. Additionally, the Common Stock Purchase Agreement can be terminated by the mutual written consent of the Company and the Purchaser.

              Indemnification. Pursuant to the Common Stock Purchase Agreement, the Company agrees to indemnify the Purchaser and its affiliates (collectively, the “Indemnified Party”) from and against all claims, damages, losses and expenses (including fees and disbursements of counsel) arising out of the Common Stock Purchase Agreement or related documents or the transactions contemplated thereby, or any use or proposed use by the Company of the proceeds of the Offering, except to the extent such claim, damages, loss or expense is found in a final order to have resulted from the Indemnified Party’s bad faith, actual fraud, gross negligence or willful misconduct.

Other Agreements

Additional agreements are required to be executed and delivered on the Closing Date, including the Registration Rights Agreement, the Purchaser Rights Agreement and the Lock-Up Agreement described below.

Registration Rights Agreement

Pursuant to the Common Stock Purchase Agreement, the Company and the holders of the Shares (the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is required to file a registration statement within 45 days after the Closing Date to permit the resale of shares of Common Stock held by the Holders. Additionally, the Holders may in certain instances elect to dispose of shares of Common Stock pursuant to an underwritten offering or engage in an underwritten block trade. The Holders will also have demand and piggy-back registration rights covering any shares of Common Stock held by the Holders. The Registration Rights Agreement also contains customary indemnification obligations.

Purchaser Rights Agreement

Right to Appoint Director. Pursuant to the purchaser rights agreement (the “Purchaser Rights Agreement”), the Company will increase the size of the Board by one person and grant the Purchaser the right to appoint one person to serve on the Board (the “Purchaser Designee”). The Purchaser Designee is expected to be appointed as a Class B director of the Board. Until the Purchaser’s and its affiliates’ ownership in the Company falls below 50% of such aggregate ownership of Common Stock as of the Closing Date, the Company will nominate the Purchaser Designee for re-election at each of its annual meeting of stockholders at which the Purchaser Designee is up for re-election.

Project Equity Rights. Under the Purchaser Rights Agreement, the Purchaser will have a right of first refusal to purchase an aggregate of approximately $116.8 million of any project-level equity or equity-linked securities or certain debt securities issued in connection with a FID in addition to any other right of first refusal to purchase such securities that the Purchaser might otherwise be entitled to on the Closing Date (collectively, the “Purchaser ROFR”). The Purchaser ROFR may not be transferred without the prior written consent of the Company or the Board, not to be unreasonably withheld, delayed or conditioned.

Prior to the Purchaser being provided the opportunity to exercise the Purchaser ROFR with respect to the Company's first two liquefaction units to be constructed as part of the Rio Grande LNG Project, the Purchaser may not transfer any portion of the Purchaser ROFR unless such transfer includes at least 50% of the Purchaser ROFR applicable to equity or equity-linked securities or 50% of the Purchaser ROFR applicable to certain debt securities.  After the Purchaser has been provided the opportunity to exercise the Purchaser ROFR with respect to the Company's first two liquefaction units to be constructed as part of the Rio Grande LNG Project and a FID has occurred in respect of such first two liquefaction units, the Purchaser may transfer all of the remaining Purchaser ROFR even if the remaining Purchaser ROFR is less than 50% of the Purchaser ROFR applicable to equity or equity-linked securities or certain debt securities, as applicable, on the Closing Date. In the event of the transfer of any portion of the Purchaser ROFR, the Purchaser will retain any portion of the Purchaser ROFR not so transferred.

Lock-Up Agreement

Pursuant to the lock-up letter (the “Lock-Up Agreement”), the Purchaser agreed that it will not, and will cause its affiliates not to, transfer the Shares for 180 days after the Closing Date without the Company’s prior written consent, provided, however, that the Purchaser may transfer the Shares to any of its affiliates without the Company’s prior written consent so long as it provides prior notice to the Company of any such transfer.

The foregoing summaries of the material terms of the Common Stock Purchase Agreement, the Registration Rights Agreement, the Purchaser Rights Agreement and the Lock-Up Agreement (the “Transaction Agreements”) do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019. The Company intends to redact certain portions of the Transaction Agreements in accordance with Item 601 of Regulation S-K.

No Offer or Solicitation

THE INFORMATION CONTAINED IN THIS CURRENT REPORT ON FORM 8-K IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES OF THE COMPANY.  THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE COMPANY IS FILING THIS CURRENT REPORT ON FORM 8-K WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION FOR THE SOLE PURPOSE OF REPORTING ITS ENTRY INTO THE COMMON STOCK PURCHASE AGREEMENT, AS REQUIRED BY THE RULES AND REGULATIONS OF THE COMMISSION.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Such forward-looking statements include, but may not be limited to, statements regarding the closing of the Offering, the use of proceeds from the Offering by the Company and the appointment of the Purchaser Designee. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this Current Report on Form 8-K may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this report speak only as of the date hereof and, except as required by law, the Company undertakes no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this report to conform these statements to new information, actual results or to changes in its expectations.

Item 3.02.     Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.02.

Item 7.01      Regulation FD Disclosure.

              The information in this Item 7.01 of this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act or the Exchange Act.

On October 24, 2019, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

In addition, on October 24, 2019, the Company posted an updated investor presentation on its website, http://www.next-decade.com, under the heading “Investors.”

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2019

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel